UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 19, 2014, xG Technology, Inc. (the “Company”) entered into an Equity Distribution Agreement with Roth Capital Partners, LLC (“Roth”), as amended on December 30, 2014 (the “Equity Distribution Agreement”), which provided that, upon the terms and subject to the conditions and limitations set forth therein, Roth was committed to purchase up to an aggregate of $1,000,000 of shares of the Company’s common stock over the term of the Equity Distribution Agreement. Concurrently with entering into the Equity Distribution Agreement, the Company filed a prospectus supplement, dated November 19, 2014, as amended on December 30, 2014 (the “Prospectus Supplement), to the Company’s registration statement on Form S-3, File No. 333-197820, registering the offer and sale from time to time of up to $1,000,000 of the Company’s stock issuable to Roth under the Equity Distribution Agreement.

On February 23, 2015, the Company delivered notice to Roth terminating the Equity Distribution Agreement, effective as of February 23, 2015. Concurrently with the filing of this Current Report on Form 8-K, the Company also filed a supplement to the Prospectus Supplement terminating the offering with respect to the $1,000,000 of the Company’s common stock issuable to Roth under the Equity Distribution Agreement. No shares of the Company’s common stock were sold to Roth by the Company during the term of the Equity Distribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2015		xG TECHONOLOGY, INC.
	By:	/s/ George Schmitt
Name: George Schmitt
Title: Chief Executive Officer